Exhibit 99.1

FOR IMMEDIATE RELEASE	February 27, 2012
Media Contact: Art McDonald, (520) 884-3628	Page 1 of 9
Financial Analyst Contact: Chris Norman, (520) 884-3649

UNISOURCE ENERGY REPORTS 2011 EARNINGS, INCREASES QUARTERLY DIVIDEND, AND

ISSUES EARNINGS GUIDANCE FOR 2012

•

UniSource Energy’s net income for 2011 was $110 million, or $2.75 per share of common stock on a fully diluted basis, compared with net income of $113 million, or $2.86 per diluted share in 2010. Financial results in 2011 include a $4 million after-tax gain related to the settlement of a transmission dispute involving Tucson Electric Power (TEP), UniSource Energy's primary subsidiary. Results in 2010 included $13 million of after-tax charges at Millennium Energy Holdings (Millennium), a subsidiary that holds UniSource Energy's unregulated energy investments.

•	The Board of Directors of UniSource Energy declared a first quarter 2012 dividend for common shareholders of 43 cents per share.

•

Earnings at UniSource Energy’s primary subsidiary, Tucson Electric Power Company (TEP), were $85 million in 2011 compared with $108 million in 2010. Lower margins on long-term wholesale sales, higher scheduled generating plant maintenance expense, and an increase in depreciation and amortization expense contributed to lower earnings at TEP.

•	UniSource Energy estimates its 2012 diluted earnings per share will be between $2.05 and $2.35.

Tucson, Ariz. – UniSource Energy Corporation (NYSE: UNS) today reported 2011 net income of $110 million, or $2.75 per share of common stock on a fully diluted basis, compared with $113 million, or $2.86 per diluted share in 2010.

“Our financial results in 2011 were consistent with our expectations,” said Paul Bonavia, UniSource Energy’s Chairman and CEO. “Providing safe, reliable service to our customers remains our number one priority, and we took several important steps during the year to strengthen the operational performance and improve the long-term financial position of our utility companies.”

UniSource Energy and its utility subsidiaries completed various financing activities during 2011 that strengthened the companies’ balance sheets, enhanced liquidity, and reduced exposure to variable rate debt. The companies invested in infrastructure improvements that will enhance reliability and increase operational flexibility.

“TEP is in the fourth year of a base-rate freeze,” said Bonavia. “Frozen rates and an economy in the very early stages of recovery will constrain our financial performance in 2012,” Bonavia said. “We will continue to focus on operational efficiencies to maintain tight control of our costs.”

UniSource Energy’s earnings for 2012 are estimated to be in the range of $2.05 to $2.35 per diluted share. The mid-point of the range assumes consolidated base operations and maintenance (O&M) expense of $270 million, which is the same level of base O&M expense recorded in 2011. TEP’s estimated retail kWh sales in 2012, which assume normal weather patterns, are expected to be approximately 0.7 percent below 2011 sales. Cooling degree days during 2011 were 3.7 percent above normal.

Under the terms of TEP’s last settlement agreement, approved by the Arizona Corporation Commission (ACC) in November 2008, the company can file a rate case on or after July 1, 2012. The parties to the 2008 settlement committed to using best efforts to implement new rates within 13 months of the filing date.

“We are focusing our efforts on completing TEP’s rate case application, which we intend to file with the ACC this summer. We look forward to working with the commission, its staff, and our community to reach an outcome that enhances the long-term financial and operating stability of TEP,” Bonavia said.

Common Stock Dividend

UniSource Energy’s board of directors declared a first quarter dividend for common shareholders of 43 cents per share. The dividend will be paid on March 22, 2012 to common shareholders of record as of March 12, 2012. In 2011, the company’s quarterly dividend was 42 cents per share.

The board’s long-term targeted dividend payout ratio range is 60 percent to 70 percent of UniSource Energy’s net income.

The declaration of dividend payments is at the board’s sole discretion and is subject to numerous factors that ordinarily affect dividend policy, including the results of UniSource Energy’s operations and its financial position as well as general economic and business conditions.

Tucson Electric Power

Retail kWh Sales and Revenues

TEP’s retail kilowatt-hour (kWh) sales in 2011 increased 0.4 percent from 2010 levels. Although the weather in TEP’s service area was hotter than normal, there were 1.0 percent fewer cooling degree days than in 2010. Sales volumes to residential customers increased 0.5 percent, while kWh sales to TEP’s commercial and industrial customers increased by 0.5 percent and 0.3 percent, respectively. Sales to TEP’s mining customers increased by 0.3 percent in 2011 compared with 2010. TEP’s retail customer base grew by 0.4 percent, or approximately 1,500 customers, during 2011.

Despite the increase in retail sales volumes, TEP’s retail margin revenues did not change compared with 2010. The sluggish economy led some of TEP’s large industrial customers to alter their energy usage patterns in order to reduce the demand charge on their electric bills. Retail margin revenues do not include customer surcharges used to fund renewable energy and energy efficiency programs or charges to cover fuel and purchased power costs.

Long-Term Wholesale and Transmission Revenues

In 2011, the margin on long-term wholesale sales of electricity was $13 million compared with $28 million in 2010. The decrease reflects a pricing change in TEP’s largest wholesale contract that took effect in June 2011. Wholesale revenues from the sale of transmission services were $16 million in 2011 compared with $21 million in 2010. The decrease is related to the sale of short-term transmission services in 2010 that did not recur in 2011.

Other Operating Expenses

TEP’s 2011 base O&M expense of $237 million increased by $9 million compared with 2010. Base O&M excludes costs directly offset by customer surcharges and third-party reimbursements. The increase reflects the impact of higher planned generation maintenance outage expense.

Depreciation and amortization expense increased by $8 million primarily due to new plant additions.

Other Items

TEP’s 2011 results include a $4 million after-tax gain related to the settlement of a transmission dispute.

Results in 2010 include a $2 million after-tax loss related to the settlement of a dispute over transactions with the California Power Exchange.

UNS Gas

UNS Gas reported net income of $10 million in 2011 compared with $9 million in 2010. The increase resulted from colder winter weather in 2011 as well as the full-year impact of a 2 percent non-fuel base-rate increase that took effect in April 2010.

Hearings before an ACC administrative law judge regarding UNS Gas’ pending rate case concluded in February 2012. UNS Gas supports the ACC staff’s proposal, which includes a base-rate increase of $2.7 million and a fixed-cost recovery rate mechanism designed to mitigate the erosion of revenues resulting from the ACC’s energy efficiency rules. UNS Gas expects the ACC to issue a final ruling on this case in the second quarter of this year.

UNS Electric

UNS Electric reported net income of $18 million in 2011 compared with $16 million in 2010. The increase is due primarily to the full-year impact of a 4 percent non-fuel base-rate increase that took effect October 1, 2010.

UNS Electric’s 2010 results include a $2 million after-tax gain related to a settlement with Arizona Public Service related to transactions with the California Power Exchange.

Millennium

Millennium recorded net income of approximately $2 million due in part to interest on a note receivable. In 2010, Millennium recorded a $13 million net loss related to the write-off of deferred tax assets and impairment losses related to its investments.

Seasonality of Earnings

The net income and results of operations of TEP as well as of UNS Gas and UNS Electric – operating subsidiaries of UniSource Energy Services (UES) – are seasonal in nature. TEP and UNS Electric typically record the majority of their net income during the second and third quarters when hot weather contributes to higher energy consumption. TEP’s retail prices, which include higher rates for higher levels of energy use, also shift a larger share of the company’s earnings into those periods.

Energy demand from UNS Gas customers typically peaks during the winter. Accordingly, UNS Gas records the majority of its net income during the first and fourth quarters.

Net Income and Earnings Per Share Summary

	September 30,	September 30,	September 30,	September 30,
	4th Quarter		Full Year
Net Income	2011	2010	2011	2010
	-Millions-		-Millions-
Tucson Electric Power	$1.6	$10.1	$85.3	$108.3
UNS Gas	4.3	3.3	10.2	8.6
UNS Electric	3.3	3.4	17.7	15.5
Other Non-Reportable Segments and Adjustments (1)	(1.0)	(5.5)	(3.2)	(19.4)

Net Income	$8.2	$11.3	$110.0	$113.0

Avg. Basic Shares Outstanding (millions)	37.1	36.7	37.0	36.4
Avg. Diluted Shares Outstanding (millions)	37.4	41.4	41.6	41.0

	4th Quarter		Full Year
Earnings Per UniSource Energy Share	2011	2010	2011	2010
Tucson Electric Power	$0.04	$0.28	$2.31	$2.97
UNS Gas	0.12	0.09	0.27	0.24
UNS Electric	0.09	0.09	0.48	0.43
Other Non-Reportable Segments and Adjustments (1)	(0.03)	(0.15)	(0.08)	(0.54)

Net Income per Basic Share	$0.22	$0.31	$2.98	$3.10

Net Income per Diluted Share	$0.22	$0.30	$2.75	$2.86

(1)	Includes: UniSource Energy on a stand-alone basis; consolidating adjustments; and results from Millennium and UniSource Energy Development.

UniSource Energy believes the presentation of TEP, UNS Gas, UNS Electric, and Millennium net income or loss on a per basic UniSource Energy share basis (which are non-GAAP financial measures) provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings or losses.

Conference Call and Webcast

The company will host a conference call on Monday, February 27 at 11 am EST to discuss the financial results and outlook. To participate in the call, please dial in 5 to 10 minutes prior to the start time.

Dial-in number: (877) 582-0446

Reference code: 55207232

The conference call can be heard live on UniSource Energy’s website. The webcast can be accessed at uns.com and will be available for replay for seven days.

Replay number: (800) 642-1687

Reference code: 55207232

In conjunction with this earnings announcement, UniSource Energy has provided detailed information on its performance during 2011 and outlook for 2012. These materials have been filed with the Securities and Exchange Commission and are also available at uns.com.

UniSource Energy is a Tucson, Arizona-based company with consolidated assets of approximately $4.0 billion. UniSource Energy's primary subsidiaries include Tucson Electric Power, which serves more than 404,000 customers in southern Arizona; and UniSource Energy Services, provider of natural gas and electric service for about 239,000 customers in northern and southern Arizona. For more information about UniSource Energy and its subsidiaries, visit uns.com.

This release contains forward-looking information that involves risks and uncertainties, including factors that could affect UniSource Energy's ability to reach 2012 earnings guidance. These factors include: state and federal regulatory and legislative decisions and actions, including environmental legislation and renewable energy requirements; regional economic and market conditions that could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other postretirement benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; changes to long-term contracts; the cost of fuel and energy supplies; performance of TEP's generating plants; and other factors listed in UniSource Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

UNISOURCE ENERGY 2011 RESULTS

UniSource Energy Corporation

Consolidated Statements of Income

(in thousands of dollars, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Years Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2011	2010	Amount	Percent
Operating Revenues
Electric Retail Sales	$1,085,822	$1,051,002	$34,820	3.3
Electric Wholesale Sales	163,159	151,962	11,197	7.4
California Power Exchange (CPX) Provision for Wholesale Refunds	—	(2,970)	2,970	N/M
Gas Revenue	145,053	141,036	4,017	2.8
Other Revenues	115,481	112,936	2,545	2.3

Total Operating Revenues	1,509,515	1,453,966	55,549	3.8

Operating Expenses
Fuel	324,520	295,652	28,868	9.8
Purchased Energy	307,423	307,288	135	0.0
Transmission	7,334	10,945	(3,611)	(33.0)
Decrease to Reflect PPFAC/PGA Recovery Treatment	(4,932)	(29,622)	24,690	83.4

Total Fuel and Purchased Energy	634,345	584,263	50,082	8.6
Other Operations and Maintenance	379,220	370,037	9,183	2.5
Depreciation	133,832	128,215	5,617	4.4
Amortization	30,983	28,094	2,889	10.3
Taxes Other Than Income Taxes	49,463	46,243	3,220	7.0

Total Operating Expenses	1,227,843	1,156,852	70,991	6.1

Operating Income	281,672	297,114	(15,442)	(5.2)

Other Income (Deductions)
Interest Income	4,568	7,779	(3,211)	(41.3)
Other Income	8,293	11,038	(2,745)	(24.9)
Other Expense	(5,249)	(15,202)	9,953	65.5

Total Other Income (Deductions)	7,612	3,615	3,997	N/M

Interest Expense
Long-Term Debt	73,217	65,020	8,197	12.6
Capital Leases	40,359	46,740	(6,381)	(13.7)
Other Interest Expense	2,535	1,651	884	53.5
Interest Capitalized	(3,753)	(2,587)	(1,166)	(45.1)

Total Interest Expense	112,358	110,824	1,534	1.4

Income Before Income Taxes	176,926	189,905	(12,979)	(6.8)
Income Tax Expense	66,951	76,921	(9,970)	(13.0)

Net Income	$109,975	$112,984	$(3,009)	(2.7)

Weighted-Average Shares of Common Stock Outstanding (000)

Basic	36,962	36,415	547	1.5

Diluted	41,609	41,041	568	1.4

Earnings per Share

Basic	$2.98	$3.10	$(0.12)	(3.9)

Diluted	$2.75	$2.86	$(0.11)	(3.8)

Dividends Declared per Share	$1.68	$1.56	$0.12	7.7

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.

UNISOURCE ENERGY 2011 RESULTS

UniSource Energy Corporation

Consolidated Statements of Income

(in thousands of dollars, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2011	2010	Amount	Percent
Operating Revenues
Electric Retail Sales	$229,606	$226,288	$3,318	1.5
Electric Wholesale Sales	41,653	49,565	(7,912)	(16.0)
Gas Revenue	46,012	44,438	1,574	3.5
Other Revenues	26,857	36,882	(10,025)	(27.2)

Total Operating Revenues	344,128	357,173	(13,045)	(3.7)

Operating Expenses
Fuel	72,417	76,460	(4,043)	(5.3)
Purchased Energy	74,079	64,003	10,076	15.7
Transmission	2,722	2,257	465	20.6
Increase to Reflect PPFAC/PGA Recovery Treatment	242	4,638	(4,396)	(94.8)

Total Fuel and Purchased Energy	149,460	147,358	2,102	1.4
Other Operations and Maintenance	97,332	111,058	(13,726)	(12.4)
Depreciation	34,179	32,442	1,737	5.4
Amortization	8,470	7,297	1,173	16.1
Taxes Other Than Income Taxes	12,884	10,684	2,200	20.6

Total Operating Expenses	302,325	308,839	(6,514)	(2.1)

Operating Income	41,803	48,334	(6,531)	(13.5)

Other Income (Deductions)
Interest Income	829	1,888	(1,059)	(56.1)
Other Income	1,138	1,704	(566)	(33.2)
Other Expense	(2,420)	(5,842)	3,422	58.6

Total Other Income (Deductions)	(453)	(2,250)	1,797	79.9

Interest Expense
Long-Term Debt	18,977	18,036	941	5.2
Capital Leases	10,251	11,616	(1,365)	(11.8)
Other Interest Expense	607	1,281	(674)	(52.6)
Interest Capitalized	(707)	(1,004)	297	29.6

Total Interest Expense	29,128	29,929	(801)	(2.7)

Income Before Income Taxes	12,222	16,155	(3,933)	(24.3)
Income Tax Expense	4,035	4,903	(868)	(17.7)

Net Income	$8,187	$11,252	$(3,065)	(27.2)

Weighted-Average Shares of Common Stock Outstanding (000)

Basic	37,055	36,696	359	1.0

Diluted	37,381	41,396	307	0.7

Earnings per Share

Basic	$0.22	$0.31	$(0.09)	(29.0)

Diluted	$0.22	$0.30	$(0.08)	(26.7)

Dividends Declared per Share	$0.42	$0.39	$0.03	7.7

N/M—Not Meaningful

Reclassifications have been made to prior periods to conform to the current period's presentation.

TUCSON ELECTRIC POWER COMPANY 2011 RESULTS

TUCSON ELECTRIC POWER COMPANY

Consolidated Statements of Income

(in thousands of dollars)

	September 30,	September 30,	September 30,	September 30,
	Years Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2011	2010	Amount	Percent
Operating Revenues
Electric Retail Sales	$903,930	$868,188	$35,742	4.1
Electric Wholesale Sales	129,861	141,103	(11,242)	(8.0)
California Power Exchange (CPX) Provision for Wholesale Refunds	—	(2,970)	2,970	N/M
Other Revenues	122,595	118,946	3,649	3.1

Total Operating Revenues	1,156,386	1,125,267	31,119	2.8

Operating Expenses
Fuel	318,268	284,744	33,524	11.8
Purchased Power	105,766	118,716	(12,950)	(10.9)
Transmission	(1,435)	3,254	(4,689)	N/M
Decrease to Reflect PPFAC Recovery Treatment	(6,165)	(21,541)	15,376	71.4

Total Fuel and Purchased Energy	416,434	385,173	31,261	8.1
Other Operations and Maintenance	330,801	316,625	14,176	4.5
Depreciation	104,894	99,510	5,384	5.4
Amortization	34,650	32,196	2,454	7.6
Taxes Other Than Income Taxes	40,226	37,732	2,494	6.6

Total Operating Expenses	927,005	871,236	55,769	6.4

Operating Income	229,381	254,031	(24,650)	(9.7)

Other Income (Deductions)
Interest Income	3,567	6,707	(3,140)	(46.8)
Other Income	5,693	6,629	(936)	(14.1)
Other Expense	(12,037)	(11,506)	(531)	(4.6)

Total Other Income (Deductions)	(2,777)	1,830	(4,607)	N/M

Interest Expense
Long-Term Debt	49,858	42,378	7,480	17.7
Capital Leases	40,358	46,734	(6,376)	(13.6)
Other Interest Expense	1,127	433	694	N/M
Interest Capitalized	(2,073)	(1,880)	(193)	(10.3)

Total Interest Expense	89,270	87,665	1,605	1.8

Income Before Income Taxes	137,334	168,196	(30,862)	(18.3)
Income Tax Expense	52,000	59,936	(7,936)	(13.2)

Net Income	$85,334	$108,260	$(22,926)	(21.2)

Electric MWh Sales:
Retail Sales	9,332,107	9,291,788	40,319	0.4
Long-Term Wholesale Sales	902,139	987,957	(85,818)	(8.7)

N/M—Not Meaningful

Reclassifications	have been made to prior periods to conform to the current period's presentation.

TUCSON ELECTRIC POWER COMPANY 2011 RESULTS

TUCSON ELECTRIC POWER COMPANY

Consolidated Statements of Income

(in thousands of dollars)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended
	December 31,		Increase / (Decrease)
(UNAUDITED)	2011	2010	Amount	Percent
Operating Revenues
Electric Retail Sales	$189,652	$182,866	$6,786	3.7
Electric Wholesale Sales	33,238	44,106	(10,868)	(24.6)
Other Revenues	28,829	37,880	(9,051)	(23.9)

Total Operating Revenues	251,719	264,852	(13,133)	(5.0)

Operating Expenses
Fuel	71,705	74,901	(3,196)	(4.3)
Purchased Power	21,577	12,816	8,761	68.4
Transmission	904	436	468	N/M
Increase (Decrease) to Reflect PPFAC Recovery Treatment	(1,019)	1,482	(2,501)	N/M

Total Fuel and Purchased Energy	93,167	89,635	3,532	3.9
Other Operations and Maintenance	84,378	96,961	(12,583)	(13.0)
Depreciation	26,770	25,367	1,403	5.5
Amortization	9,368	8,233	1,135	13.8
Taxes Other Than Income Taxes	10,423	8,829	1,594	18.1

Total Operating Expenses	224,106	229,025	(4,919)	(2.1)

Operating Income	27,613	35,827	(8,214)	(22.9)

Other Income (Deductions)
Interest Income	584	1,596	(1,012)	(63.4)
Other Income	1,096	2,278	(1,182)	(51.9)
Other Expense	(4,285)	(4,154)	(131)	(3.2)

Total Other Income (Deductions)	(2,605)	(280)	(2,325)	N/M

Interest Expense
Long-Term Debt	13,365	12,123	1,242	10.2
Capital Leases	10,251	11,616	(1,365)	(11.8)
Other Interest Expense	381	867	(486)	(56.1)
Interest Capitalized	(446)	(673)	227	33.7

Total Interest Expense	23,551	23,933	(382)	(1.6)

Income Before Income Taxes	1,457	11,614	(10,157)	(87.5)
Income Tax Expense (Benefit)	(104)	1,489	(1,593)	N/M

Net Income	$1,561	$10,125	$(8,564)	(84.6)

Electric MWh Sales:
Retail Sales	2,060,016	2,042,740	17,276	0.8
Long-Term Wholesale Sales	233,144	260,487	(27,343)	(10.5)

N/M—Not Meaningful

Reclassifications	have been made to prior periods to conform to the current period's presentation.